SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


             Date of report (Date of earliest event reported)
                       November 7, 2000 (November 6, 2000)

                         STORAGE TECHNOLOGY CORPORATION
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                   (Exact Name of Registrant As Specified In Its Charter)


                Delaware            1-7534            84-0593263
        ----------------------    ------------    -------------------
        (State or jurisdiction    (Commission        (IRS Employer
           of incorporation)      File Number)    Identification No.)




                   One StorageTek Drive, Louisville, Colorado 80028-4309
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                    (Address of Principal Executive Offices) (Zip Code)


             Registrant's telephone number, including area code (303) 673-5151



                                 Not applicable
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               (Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events.
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The registrant,  Storage Technology Corporation (the "Company"),  announced that the Company has made an exchange offer (the "Exchange") on November 6, 2000 to approximately 1,300 employees of the Company to exchange stock options to purchase common stock, par value $.10 per share, of the Company (the "Common Stock") that have a per share exercise price of $17.50 or greater, whether or not vested ("Eligible Options") for shares of restricted Common Stock, at an exchange ratio of four option shares surrendered for each share of restricted Common Stock received. The shares of restricted Common Stock will vest one-third on each of the first, second and third annual anniversary dates of November 20, 2000, the date upon which the Exchange will close (the "Exchange Date"). The Exchange specifically precludes the Chairman of the Board, President and Chief Executive Officer of the Company and all corporate vice presidents of the Company from participating in the Exchange. Both the stock options and the restricted stock involved in the Exchange are subject to the Company's Amended and Restated 1995 Equity Participation Plan (the "1995 Plan").

The purpose of the Exchange is to:

o provide retention and performance incentives for key employees;

o align better the interests of key employee with those of the stockholders; and

o provide for the return of shares subject to surrendered options to the 1995 Plan for use in future employee equity programs.



In order to be eligible to participate in the Exchange ("Eligible Participant"), the employee must not have received any stock options in the six months preceding the Exchange Date. An Eligible Participant must exchange all the Eligible Options held. In general, if the employment of an employee who participates in the Exchange terminates prior to the vesting of all the shares of restricted Common Stock received in the Exchange, the employee shall forfeit the unvested shares of restricted Common Stock. If the employment of such employee is terminated as a result of death, Disability or a Reduction in Force (as those terms are defined in the 1995 Plan) following a change of control, all shares of Restricted Stock received by that employee in the Exchange will vest immediately. Any Eligible Participants electing to participate in the Program will be ineligible for any stock option grants, additional restricted stock awards, stock appreciation rights or other equity-based awards by the Company for a period of six months following the Exchange Date.

The Exchange is subject to acceptance by the Company on the Exchange Date. In addition, if, on the Exchange Date, the closing price of the Company's Common Stock is $15.00 per share or greater at the close of trading on the New York Stock Exchange, as reported subsequently in The Wall Street Journal, the Exchange will be automatically terminated and no options will exchanged for any shares of restricted stock. This price provision was determined by the Company's Board of Directors to be necessary in order to limit the amount of the deferred compensation charge to be recognized by the Company. Based on the four-for-one exchange ratio set forth above, if all of the Eligible

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


Options are exchanged, the number of outstanding shares of Common Stock will increase by approximately 1,410,000 as a result of the Exchange. However, the overhang associated with unexercised stock options will be reduced because all stock options surrendered under the Exchange will be available for re-issuance under the 1995 Plan. Unexercised stock options, stated as a percentage of the issued and outstanding shares, represented approximately 11.7% as of September 29, 2000. Assuming that all of the Eligible Options are exchanged, that percentage would be reduced to approximately 5.5%. Further, assuming all of the Eligible Options are exchanged, a pool of approximately 15,770,000 shares
(approximately 10,130,000 shares available as of September 29, 2000, plus approximately 4,230,000 shares available as a result of the Program) would then become available for future employee equity plans.

The non-cash deferred compensation associated with the Exchange is primarily dependent upon the share price of the Common Stock on the Exchange Date and the number of Eligible Options that are exchanged. If all of the Eligible Options are exchanged and the price of the Common Stock on the Exchange Date is $10.00 per share, the Exchange would result in an aggregate of approximately $14.1 million non-cash deferred compensation on a pre-tax basis. The non-cash deferred compensation will be recognized ratably over the three-year vesting schedule of the restricted stock to be issued in the Exchange. The non-cash deferred compensation will be recognized on an accelerated basis to the extent that shares of the restricted stock vest on an accelerated basis in the situations described above and will be reduced to the extent that a participant forfeits his or her shares of restricted stock received in the Exchange prior to vesting. The non-cash deferred compensation will reduce the Company's net income and may result in a decrease of the market price of the Common Stock. The compensation amount is unaffected by future changes in the price of the Common Stock. Implementing the Exchange may restrict the Company's ability to engage in any pooling-of-interests mergers for a future period. The Company has no present intent to enter into any pooling-of-interests mergers.

None of the Eligible Options are included as outstanding shares in the calculation of diluted earnings per share because all of the Eligible Options have exercise prices in excess of the current fair market value of the Common Stock. All issued and outstanding shares of restricted stock are included in the calculation of diluted earnings per share, regardless of whether vested. The Exchange will likely decrease the Company's diluted earnings per share, at least in the short-term, and may result in a corresponding decrease in the market price of the Common Stock.

The assumptions, expectations and forecasts contained herein regarding the Company, and the potential effect of the Exchange upon the Company and its results of operation constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties that could cause actual results to differ materially, including the percentage of Eligible Options that are actually exchanged and the price of the Common Stock on the Exchange Date.


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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: November 7, 2000                      Storage Technology Corporation
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                                             By: /s/  Thomas G. Arnold,
                                                 ------------------------
                                                   Vice President,
                                                   Corporate Controller



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